SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported) SEPTEMBER 2, 2003

                            GALAXY ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)

           COLORADO                      0-32237               98-0347827
(State or other jurisdiction of        (Commission            (IRS Employer
        incorporation)                 File Number)        Identification No.)

            1001 BRICKELL BAY DRIVE, SUITE 2202, MIAMI, FLORIDA 33131
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (305) 373-5725

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)














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ITEM 1.           CHANGES IN CONTROL OF REGISTRANT

         Not applicable.

ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS

         Not applicable.

ITEM 3.           BANKRUPTCY OR RECEIVERSHIP

         Not applicable.

ITEM 4.           CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         Not applicable.

ITEM 5.           OTHER EVENTS AND REGULATION FD DISCLOSURE

         On September 2, 2003, Dolphin Energy Corporation ("Dolphin"), the wholly-owned subsidiary of the registrant, and Quaneco, L.L.C. amended their Lease Option and Acquisition Agreement. The first of the installments of the purchase price of the option was extended from September 1, 2003 to September 22, 2003, while the second installment was changed from October 1, 2003 to September 29, 2003 and increased by $100,000. The third installment was reduced to $525,000 from $625,000 and is now due January 15, 2004.

         In addition, on September 5, 2003, Dolphin executed an extension agreement with Pioneer Oil, LLC, that extended the deadline for Dolphin's performance obligations from September 15, 2003 to October 1, 2003.

ITEM 6.           RESIGNATIONS OF REGISTRANT'S DIRECTORS

         Not applicable.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial statements of businesses acquired:  Not required

         (b)      Pro forma financial information:  Not required




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(c)      Exhibits:

          REGULATION
          S-K NUMBER                  DOCUMENT

             10.1 Amendment to Lease Option and Acquisition Agreement between Dolphin Energy Corporation and Quaneco, L.L.C. dated September 2, 2003

             10.2 Fourth Extension Agreement between Pioneer Oil LLC and Dolphin Energy Corporation dated April 28, 2003

ITEM 8.           CHANGE IN FISCAL YEAR

         Not applicable.

ITEM 9.           REGULATION FD DISCLOSURE

         Not applicable.

ITEM 10. AMENDMENTS TO THE REGISTRANT'S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

         Not applicable.

ITEM 11.          TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT'S EMPLOYEE
                  BENEFIT PLANS

         Not applicable.

ITEM 12.          RESULTS OF OPERATIONS AND FINANCIAL CONDITION

         Not applicable.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       GALAXY ENERGY CORPORATION


September 8, 2003                      By:      /s/ MARC E. BRUNER
                                          --------------------------------------
                                              Marc E. Bruner, President






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